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                                                                 EXHIBIT 10.1
                                                           September 29, 2004


Jason LeBeck
3500 Lee Terrace Court
San Jose, CA 95127

         Re:      2004 Key Employee Program

Dear Jason,

              This letter agreement ("Agreement") shall confirm the agreement reached between you and Computer Access Technology Corporation ("CATC") offering you the opportunity to participate in CATC's 2004 Key Employee Program ("Program") that provides bonuses based on GAAP Operating Income performance. You acknowledge by your execution of this Agreement that the provisions of this Agreement constitute the entire agreement between you and CATC with respect to the subject matter hereof and supersede any prior understanding or agreement between us. You further acknowledge that except as specifically set forth in this Agreement, the terms and conditions of your employment agreement with CATC dated November 3, 2000, shall remain in full force and effect including, without limitation, the section which states that your employment with CATC is "at will."

              You will be eligible to be paid an annual bonus of 10% of your current base salary through the Program if CATC achieves its planned GAAP Operating Income, as agreed to by the Board of Directors. If CATC achieves 80% of planned GAAP Operating Income, you will be eligible to be paid an annual bonus of 6.7% of your current base salary. If CATC achieves 120% of planned GAAP Operating Income, you will be eligible to be paid an annual bonus of 15% of your current base salary.

                  Payment of any bonus will be made no later than February 15, 2005 upon final approval by the Compensation Committee and the completion of the FY 2004 audited financial statements.

              Please acknowledge your agreement to the terms and conditions of this Agreement by executing this letter where indicated below.

Sincerely,



Carmine Napolitano
President and CEO


ACKNOWLEDGED AND AGREED:


--------------------------------------
Jason LeBeck

Dated: ________________________________